UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

FARMER BROS. CO.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14501 N. Fwy Fort Worth, Texas 76177
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 549-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FARM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

Farmer Bros. Co. (the “Company”) is supplementing its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2026, as described in this Current Report on Form 8-K, in order to clarify how shares held in the Farmer Bros. Co. 401(k) Plan (the “401(k) Plan”) for which no voting instructions are timely provided to the trustee of the 401(k) Plan (the “401(k) Trustee”) will be voted. The disclosure set forth below supplements and, to the extent inconsistent, supersedes the disclosure under the Q&A captioned ‘How do I vote if I am a 401(k) participant?’ on page 15 of the definitive proxy statement.

Each 401(k) participant has the right to direct the 401(k) Trustee on how to vote the shares of common stock held in his or her 401(k) account. The 401(k) Trustee will vote all of the shares for which no timely voting directions (including any direction to abstain) are received from 401(k) participants in the same proportion as those shares of common stock for which timely voting directions are received from 401(k) participants. Voting directions must be received no later than 11:59 p.m. Eastern Time on April 28, 2026 in order to be timely received by the 401(k) Trustee. If you are a 401(k) participant and want to revoke any prior voting directions you provided to the 401(k) Trustee in respect of the special meeting, you must contact the 401(k) Trustee.

Additional Information and Where to Find It

This communication is being made in connection with the proposed merger pursuant to an Agreement and Plan of Merger with Royal Cup, Inc., BP I Brew Merger Sub Inc. (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving. In connection with the Merger, the Company has filed with the SEC and mailed to its stockholders a definitive proxy statement and will file certain other documents regarding the Merger with the SEC. This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT HAS BEEN FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders of the Company will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available to stockholders of the Company free of charge on the Company’s website at https://www.farmerbros.com or by written request to our Corporate Secretary at 14501 N Fwy, Fort Worth, Texas 76177, Attn: Corporate Secretary.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on September 11, 2025, its Amendment No. 1 to Annual Report on Form 10-K for the year ended June 30, 2025, which was filed with the SEC on October 24, 2025, and in other documents filed with the SEC by the Company and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMER BROS. CO.

By:	/s/ Jared Vitemb
Name: Jared Vitemb
Title: Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: April 24, 2026